THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THIS SECURITIES PURCHASE AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE 1933 ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                          SECURITIES PURCHASE AGREEMENT

                               C-PHONE CORPORATION

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended, including the rules and regulations thereunder (the "1933 Act").

         This Agreement has been executed by the undersigned in connection with the private placement of shares (the "Shares") of common stock ("Common Stock"), $.01 par value per share, and accompanying contingent value rights (the "Rights" and with the Shares hereinafter referred to as the "Securities"), of C-PHONE CORPORATION (NASDAQ symbol "CFON"), located at 6714 Netherlands Drive, Wilmington, NC 28405, a corporation organized under the laws of the State of New York, USA (hereinafter referred to as the "Company"). This Agreement and the offer and sale of the Securities are being made in reliance upon the provisions of Regulation D under the 1933 Act.

         The  undersigned   subscriber  listed  on  the  signature  page  hereto
(hereinafter referred to as "Subscriber"), hereby represents and warrants to, and agrees with, the Company as follows:

         1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

            (a) Purchase of Shares.  Subject only to the conditions set forth in
Section 15 hereof, Subscriber hereby agrees to purchase from the Company shares of Common Stock at an aggregate purchase price of -------------- U.S. Dollars (US$---------) (the "Purchase Price"), which number of shares shall be determined by multiplying (i) the number of Shares purchased hereby and (ii) a share price of Six Dollars ($6.00), subject to adjustment pursuant to Section 1(b) below. As set forth in Section 6, the Company is granting the Subscriber certain registration rights with respect to the Securities.

            (b) Rights. In addition to the issuance of the Shares, the Company shall issue to Subscriber for no additional consideration the Rights upon the terms attached hereto as Attachment A, which is incorporated herein by reference and made a part hereof.

            (c) Form of Payment. Subscriber shall pay the Purchase Price by delivering good funds in United States Dollars by intra-account transfer or wire transfer, unless the Company shall otherwise agree, against delivery of the Securities in accordance with the instructions provided to the Subscriber by the Company.

            2.   REPRESENTATIONS,   WARRANTIES  AND  AGREEMENTS  OF  SUBSCRIBER.
Subscriber acknowledges, represents, warrants and agrees as follows:

            (a) ORGANIZATIONS AND AUTHORIZATION. If Subscriber is not a natural person, (i) Subscriber is duly incorporated or organized and validly existing in the state or country of its incorporation or organization and has all requisite power and authority to purchase and hold the Securities, (ii) the decision to invest and the execution and delivery of this Agreement by Subscriber, the performance by Subscriber of its obligations hereunder and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of Subscriber, and (iii) Subscriber's signatory has all right, power and authority to execute and deliver this Agreement on behalf of Subscriber. This Agreement has been duly executed and delivered by Subscriber and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of Subscriber, enforceable against Subscriber in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the rights of creditors generally and available equitable remedies.

            (b) EVALUATION OF RISKS. Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

            (c) INDEPENDENT COUNSEL. Subscriber acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

            (d) NO REGISTRATION, REVIEW OR APPROVAL. Subscriber acknowledges and understands that the limited private offering and sale of the Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the 1933 Act or under the securities or "blue sky" laws, rules or regulations of any state. Subscriber acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the 1933 Act pursuant to
Section 3(b) or Section 4(2) of the 1933 Act and Regulation D promulgated under the 1933 Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Subscriber understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the 1933 Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

            (e) INVESTMENT EXPERIENCE. Subscriber is an "accredited investor" as defined in Rule 501(a) under the 1933 Act and has provided to the Company reasonable evidence of such, including without limitation, a "Prospective Investor Questionnaire". Subscriber is aware of the Company's business affairs and financial condition and has had access to and has acquired sufficient information about the Company, including the confidential draft, dated March 28, 1997, of the proposed Form S-3 Prospectus contained in the Company's proposed Post-Effective Amendment No. 1 on Form S-3 (the "Form S-3") to the Company's registration statement on Form S-1 (registration no. 33-80280), to reach an informed and knowledgeable decision to acquire the Securities. Subscriber has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

            (f) INVESTMENT INTENT. Subscriber represents that it is purchasing the Securities for its own account as principal for investment purposes and not with a view towards distribution. Subscriber understands that its acquisition of the Securities has not been registered under the 1933 Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Subscriber's investment intent as expressed herein. Subscriber will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with applicable law including the 1933 Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.

            (g) REGISTRATION OR EXEMPTION REQUIREMENTS. Subscriber acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the 1933 Act and any applicable state securities laws or unless an exemption from such registration is available. Subscriber understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the 1933 Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

            (h) NO ADVERTISEMENTS. Subscriber is not subscribing for Securities as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

            (i) LEGALITY. Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities,
(ii) any foreign exchange restrictions applicable to it with respect to such purchase, (iii) any governmental or other consent that may need to be obtained by it, and (iv) the income tax and other tax consequences, if any, that may be relevant to its purchase, holding, redemption, sale, or transfer of the Securities. Subscriber's subscription and payment for, and its continued ownership of, the Securities, will not violate any applicable securities or other laws of its jurisdiction.

            (j) DUE DILIGENCE. Subscriber and its representatives have been solely responsible for Subscriber's own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of its investment in the Securities, and for its own analysis of the fairness and desirability of the terms of such investment. In taking any action or performing any role relative to the arranging of the proposed investment, Subscriber has acted solely in its own interest, and neither Subscriber nor any of its representative has acted as an agent of the Company.

            (k) RESALE OF THE SECURITIES. In connection with any resale of the Securities, Subscriber understands the requirements for qualifying for the exemption from registration afforded by Section 4(1) of the 1933 Act and that there can be no assurance that Subscriber will be able to qualify for any exemptions, including the exemptions afforded by Section 4(1) of the 1933 Act. Subject to Section 3(a) of the Demand Registration Rights Agreement, the Company shall have no liability in the event Subscriber is unable to qualify for the exemption afforded by Section 4(1) and is unable to offer, sell or otherwise transfer the Securities in the United States or elsewhere.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company acknowledges, represents, warrants and agrees as follows:

             (a)  ORGANIZATION AND  AUTHORIZATION.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is not in default or violation of any term or provision of its Articles of Incorporation, as amended to date, or its By-laws, as currently in effect, nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement. This Agreement is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the rights of creditors generally and available equitable remedies.

             (b) REPORTING ISSUER COMPANY STATUS. The Company is in full compliance in all material respects, to the extent applicable, with all reporting obligations under either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (the "Exchange Act"), and shall use reasonable best efforts to continue to maintain such status on a timely basis. The Company has registered the Common Stock pursuant to Section 12(g) of the Exchange Act and the Common Stock trades on The Nasdaq National Market.

             (c) SEC FILINGS. For a period of twelve (12) months immediately preceding this offer and sale (i) none of the Company's filings with the SEC contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the SEC.

             (d) OPINION OF COUNSEL. Subscriber shall, upon purchase of the Securities, receive an opinion letter from counsel to the Company in the form attached hereto as Attachment B, which is incorporated herein by reference and made a part hereof, and the Company agrees that it will immediately obtain such an opinion.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SUBSCRIBER. Each of Subscriber and the Company represent to the other the following with respect to itself:

             (a) NON-CONTRAVENTION. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company or Subscriber of any of the terms or provisions of, or constitute a default under, the articles of incorporation, as amended to date, or by-laws, as currently in effect, of the Company, or, if Subscriber is not a natural person, of Subscriber, or any indenture, mortgage, deed of trust of other material agreement or instrument to which the Company or Subscriber, respectively, is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or Subscriber, respectively, or any of its properties or assets, except for such conflicts or breaches which would not, in the aggregate, have a material adverse effect on the Company or Subscriber.

             (b) APPROVALS. No authorization, approval or consent of, or designation, declaration or filing with, any governmental body on the part of Subscriber or the Company is legally required for the issuance and sale of the Securities, with the exception of SEC Form D and any New York or other state blue sky filing by the Company or any placement agent.

         5.  LEGEND.

             (a) The certificate or certificates representing the Securities shall be subject to a legend restricting transfer under the 1933 Act.

             (b) The Securities will be issued with the following legend appearing thereon:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE 1933 ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO C- PHONE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

             (c) The legend endorsed on the certificate pursuant to this Section representing shares of Common Stock shall be removed and the Company shall issue a replacement certificate without such legend to the holder of such certificate if the Shares represented by such certificate are being sold pursuant to an effective registration statement under the 1933 Act (the "Registration Statement") or if such holder provides to the Company an opinion of counsel reasonably acceptable to the Company's counsel to the effect that a public sale, transfer or assignment of such Securities may be made without registration.

         6. REGISTRATION OF THE SHARES; COMPLIANCE WITH THE 1933 ACT. The Company has entered into a Demand Registration Rights Agreement with Subscriber, in the form attached hereto as Attachment C, which is incorporated herein by reference and made a part hereof.

         7. UNDERWRITER. The Company understands that Subscriber disclaims being an "underwriter" (as such term is defined under the 1933 Act and the rules and regulations promulgated thereunder (an "Underwriter")), but Subscriber being deemed an Underwriter shall not relieve the Company of any obligation it has hereunder.

         8.  INFORMATION  AVAILABLE.  So long as any  Registration  Statement is
effective  covering  any  of  the  Securities,   the  Company  will  furnish  to
Subscriber:

             (a) as soon as possible after available (but in the case of the Company's Annual Report to Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a national firm of certified public accountants); (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB within 110 days after the end of each fiscal year of the Company; (iii) each of its Quarterly Reports to Stockholders, if any, and its Quarterly Reports on Form 10-QSB; and (iv) a full copy of the Registration Statement covering the Securities (the foregoing, in each case, including exhibits); and

             (b)  upon  the  reasonable   request  of  Subscriber,   such  other
information that is generally available to the public.

         9. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

             (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times;

             (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act;

             (c)  furnish  to  Subscriber   forthwith  upon  request  a  written
statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the 1933 Act and the

Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other publicly available reports and documents of the Company and other publicly available information in the possession of or reasonably obtainable by the Company as Subscriber may reasonably request in availing itself of any rule or regulation of the SEC allowing Subscriber to sell any such Securities without registration.

         10. TEMPORARY CESSATION OF OFFERS AND SALES BY SUBSCRIBER. Subscriber acknowledges that there may occasionally be times when the Company may be required to suspend the use of the prospectus forming part of the Registration Statement covering the Shares and the shares of Common Stock issuable upon exercise of the Rights (the "Right Shares") until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC, until the prospectus is supplemented or amended to comply with the 1933 Act, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. The Company agrees to file any necessary amendments, supplements and reports as soon as practicable under the circumstances. Subscriber hereby covenants that it will not sell any shares of Common Stock pursuant to said prospectus commencing at the time at which the Company gives Subscriber written notice of the suspension of the use of said prospectus which notice shall give the reason for such suspension) and ending at the time the Company gives Subscriber written notice that Subscriber may thereafter effect sales pursuant to said prospectus, as the same may have been supplemented or amended.

         11. TRANSFER OF SECURITIES AFTER REGISTRATION. Subscriber hereby covenants with the Company that while a Registration Statement is effective not to make any sale of the Securities except either (i) in accordance with the Registration Statement covering the Shares and the Right Shares, in which case Subscriber covenants to comply with the requirement of delivering a current prospectus (subject to receipt of such prospectus from the Company), or (ii) in accordance with Rule 144, in which case Subscriber covenants to comply with Rule 144.

         12. TERMINATION OF OBLIGATIONS. The obligations of the Company pursuant to the Registration Rights Agreement shall cease and terminate upon the earlier to occur of (i) such time as all of the Shares have been resold and either the Rights has expired without being exercised or, to the extent that the Rights has been exercised, the Right Shares have been delivered by the Company and have been sold, or (ii) one year from the date the Registration Statement has been declared effective.

         13. CLOSING DATE. The Closing Date (the "Closing Date") shall be March 31, 1997, or such other date as shall be mutually agreed upon as to time and place.

         14.  CONDITIONS  TO  THE  COMPANY'S  OBLIGATION  TO  SELL.   Subscriber
understands that the Company's obligation to sell the Securities is conditioned upon:

              (a) The receipt and acceptance by the Company of this Subscription Agreement for all of the Securities as evidenced by execution of this Subscription Agreement by the President or any Vice President of the Company; and

              (b) Delivery to the Company by Subscriber of good funds as payment in full for the purchase of the Securities.

         15.  CONDITIONS TO  SUBSCRIBER'S  OBLIGATION  TO PURCHASE.  The Company
understands  that   Subscriber's   obligation  to  purchase  the  Securities  is
conditioned upon:

              (a) Acceptance by the Company of this Subscription Agreement for the sale of the Securities, as evidenced by the execution of this Agreement by its authorized officers;

              (b) Delivery of the Securities by the Company; and

              (c) Delivery of the opinion of counsel.

         16. NOTICES. All notices and communications regarding this Agreement shall be sent to the following:

             (a) If to the Company, at:

                 6714 Netherlands Drive
                 Wilmington, NC 28405
                 Attn: Daniel P. Flohr, President
                 Fax: (910) 395-6108;

                         with a copy to:

                 Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                 555 Fifth Avenue
                 New York, NY 10017
                 Attn: Arthur A. Katz, Esq.
                 Fax: (212) 972-9150.

              (b) If to  Subscriber,  at the  address  set forth on  Schedule  1 hereto.

         17. MISCELLANEOUS.

              (a) This Agreement will be construed and enforced in accordance with, and be governed by, the laws of the State of New York applicable to agreements made and to be fully performed thereon, except for matters arising under the 1933 Act, the Exchange Act and other applicable laws, without reference to principles of conflicts of law. The Company and Subscriber consent to the exclusive jurisdiction of the courts of the State of New York or the Federal Court for the Southern District of New York. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

              (b) In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document.

              (c) This Agreement and the Schedules and Attachments hereto constitute the entire agreement between Subscriber and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by both the Company and Subscriber.

              (d) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

              (e) Each of the Company and Subscriber agrees to keep confidential and not to disclose to, or use for the benefit of, any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.

              (f) Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

              (g) Each of the Company and Subscriber agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which the other may sustain or incur in connection with a material breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

              (h) Subscriber acknowledges that it understands the meaning and legal consequences of the representations, warranties, covenants and agreements contained in this Agreement and the Prospective Investor Questionnaire, and agrees to indemnify and hold harmless the placement agent of this private placement from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which such placement agent may sustain or incur in connection with a breach by Subscriber of any representation, warranty or covenant made by it in this Agreement or the Prospective Investor Questionnaire.

              (i) Subscriber acknowledges that it understands the meaning and legal consequences of the representations, warranties, covenants and agreements contained in this Agreement and the Prospective Investor Questionnaire, and agrees to indemnify and hold harmless the placement agent of this private placement from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which such placement agent may sustain or incur in connection with a breach by Subscriber of any representation, warranty or covenant made by it in this Agreement or the Prospective Investor Questionnaire.

             (j) The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the closing of the transactions contemplated hereby.

              IN WITNESS WHEREOF, this Securities Purchase Agreement was duly executed on the date first written below.


                                      SUBSCRIBER

                                      [NAME]


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:

                                      Executed at --------, --------,
                                      this ---- day of March, 1997


                                      Agreed to and Accepted on
                                      this --- day of March, 1997

                                      C-PHONE CORPORATION


                                      By:
                                         -----------------------------
                                         Name:
                                         Title:

                                                                   SCHEDULE 1 to
                                                   SECURITIES PURCHASE AGREEMENT

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


NAME:     ----------------------------------------------------
ADDRESS:  ----------------------------------------------------
          ----------------------------------------------------
          ----------------------------------------------------

TEL NO:   ----------------------------------------------------
FAX NO:   ----------------------------------------------------

SS OR
TAX ID #: ----------------------------------------------------

CONTACT   ----------------------------------------------------
 NAME:    ----------------------------------------------------

ADDRESS FOR NOTICE, IF DIFFERENT


NAME:     ----------------------------------------------------
ADDRESS:  ----------------------------------------------------
          ----------------------------------------------------
          ----------------------------------------------------

TEL NO:   ----------------------------------------------------
FAX NO:   ----------------------------------------------------


DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


NAME:     ----------------------------------------------------

ADDRESS:  ----------------------------------------------------
          ----------------------------------------------------
          ----------------------------------------------------

TEL NO:   ----------------------------------------------------
FAX NO:   ----------------------------------------------------

CONTACT
 NAME:    ----------------------------------------------------

SPECIAL
INSTRUCTIONS:  -----------------------------------------------
               -----------------------------------------------
               -----------------------------------------------
               -----------------------------------------------

                                                                 Attachment A to
                                                   SECURITIES PURCHASE AGREEMENT

                             CONTINGENT VALUE RIGHTS

         1. GRANT OF CVRS. If, at any time after March 31, 1997, until 5:30 P.M., New York time, on the first anniversary of the effective date of the Registration Statement (as defined in the Securities Purchase Agreement), the Holder shall sell any Shares in a brokerage transaction within the meaning of
Section 4(4) of the Securities Act of 1933 or in a transaction directly with a market maker as such term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934 (a "Sale") at a price of less than $8.00 per share, then the Holder, without the payment of any additional consideration, shall receive (the "CVR") for each Share sold, such additional number of shares of Common Stock (the "Right Shares") as shall equal (a) the quotient of (x) $8.00 divided by (y) the Adjusted Exercise Price (as such term is defined in the next sentence hereof) minus (b) one. For the purposes of this Agreement the term "Adjusted Exercise Price" shall mean the average closing bid price per share of Common Stock for the ten (10) trading days immediately preceding the exercise of the CVR by the Holder; provided, however, that in no event shall the Adjusted Exercise Price be adjusted to less than $2.00.

         2. NOTICE OF SALE OF SHARES. Contemporaneously with the sale of any Shares, the Holder shall send a notice (a "Sale Notice") to the Company at its principal offices (presently located at 6714 Netherlands Drive, Wilmington, NC 28405), which notice shall specify the number of Shares sold and the date of such sale.

         3. ISSUANCE OF STOCK CERTIFICATES. Promptly following the receipt by the Company of a Sale Notice, the Company shall cause its transfer agent to forthwith (and in any event within three (3) business days thereafter) issue certificates representing the whole number of Right Shares, without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of the Holder thereof; provided, however, that the Company shall not be required to issue any such certificate more than once with respect to any day.

         4. TRANSFER OF CVRS. The CVRs granted to the Holder under this Agreement may not be assigned except to a transferee of all or a portion of the Shares to which these CVRs attach and expire with respect to any Shares immediately following the first Sale thereof.

         5. REGISTRATION RIGHTS. The Right Shares shall be subject to all of the terms of that certain Demand Registration Rights Agreement of even date herewith among the parties hereto, in the form attached to the Agreement as Attachment C, which is incorporated herein by reference and made a part hereof.

         6. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Right Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

         7. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the CVRs, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the CVRs, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the CVRs shall be outstanding, the Company shall use its reasonable best efforts to cause all shares of Common Stock issuable upon the exercise of the CVRs to be listed (subject to official notice of issuance) on such securities exchange or quoted on The Nasdaq Stock Market, Inc. on which the Common Stock is then listed or quoted.

         8. NOTICES TO CVR HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company, solely by virtue of their holding the CVRs. If, however, at any time prior to the expiration of the CVRs and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or CVR to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or CVRs, or any proposed dissolution, liquidation, winding up or sale.

                   [FORM OF SALE NOTICE PURSUANT TO SECTION 2]

         The undersigned hereby notifies the Company that it has sold such number of Shares and on such date as is indicated below.

         The undersigned requests that a certificate for such be registered in its name and that such Certificate be delivered to the undersigned at the address set forth below:


DATE OF SALE               NUMBER OF SHARES SOLD     PRICE PER SHARE1
------------               ---------------------     ----------------






                                         REGISTERED HOLDER



                                         By:
                                            --------------------------------

                                         NAME:------------------------------
                                         DELIVERY---------------------------
                                         ADDRESS:---------------------------



                                         SS OR------------------------------
                                         TAX ID #:--------------------------


--------
1 Copy of confirmation ticket is required to be attached to this Notice of Sale.

TO BE COMPLETED BY THE COMPANY:

CALCULATION OF NUMBER OF SHARES REMAINING WITH ATTACHED CVRS

Number of Shares Held by Holder Prior to Sale:         -------------

Number of Shares Sold Pursuant to This Notice:       - -------------

Number of Shares Remaining with Attached CVRs:       = =============


CALCULATION OF NUMBER OF RIGHT SHARES TO BE ISSUED

Initial Sale Price ($6 after gross-up of 25%):                 $8.00


Average Price (see Section 1)                        / =============

                                                       -------------

                                                     -          1.00
                                                       -------------
Number of Shares covered by this Sale Notice         * -------------

Right Shares to be Issued                              =============